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                                                                     EXHIBIT 5.1

                       [FOULSTON SIEFKIN LLP LETTERHEAD]



                                  July 1, 2002



Board of Directors
Total Entertainment Restaurant Corp.
9300 East Central Avenue
Wichita, Kansas 67206

         Re:      Registration Statement on Form S-8
                  1997 Incentive and Nonqualified Stock Option Plan 1997 Director' Stock Option Plan

Gentlemen:

         We have acted as special counsel to Total Entertainment Restaurant Corp., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") covering the registration under the Securities Act of 1933 of the Company's 1997 Incentive and Nonqualified Stock Option Plan and the 1997 Director' Stock Option Plan (the "Plans") and 1,790,278 shares of the Company's common stock, $.01 par value per share (the "Plan Shares") that may be offered pursuant thereto.

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, with respect to:

         (a)      the organization of the Company; and

         (b) the legal sufficiency of all corporate proceedings of the Company taken in connection with the adoption of the Plans.

         Based upon such examination we are of the opinion that:

         (a) Total Entertainment Restaurant Corp. is duly organized and validly existing in good standing under the laws of the State of Delaware.

         (b) When the Registration Statement shall have been filed with the Securities and Exchange Commission and the Plan Shares have been issued and sold to participants of the Plans upon the terms and conditions set forth in the Plans,


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Total Entertainment Restaurant Corp.
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                  and upon receipt by the Company of the consideration for such shares as described in the Plans, the Plan Shares will be duly authorized, validly, issued, fully paid and nonassessable.

         We hereby consent to (1) the use of this opinion in the Registration Statement, and (2) the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ FOULSTON SIEFKIN LLP

                                                     FOULSTON SIEFKIN LLP